FOURTH AMENDMENT TO AFFILIATION AGREEMENT FOR DBS
            SATELLITE EXHIBITION OF CABLE PROGRAMMING BY AND BETWEEN
              PLAYBOY ENTERTAINMENT GROUP, INC. AND DIRECTV, INC.

      This Fourth Amendment (the "Fourth Amendment") to that certain AFFILIATION AGREEMENT FOR DBS SATELLITE EXHIBITION OF CABLE PROGRAMMING dated as of November 15, 1993 by and between Playboy Entertainment Group, Inc. ("Programmer") and DirecTV, Inc. ("Affiliate"), as amended and supplemented, including by that certain First Amendment dated as of April 19, 1994, that certain Second Amendment dated July 26, 1995, and that certain Third Amendment dated August 26, 1997 (such Affiliation Agreement, as amended and supplemented, is referred to as the "Agreement"), is made and entered into as of March 15, 1999, with reference to the following facts (all defined terms used in this Fourth Amendment but not defined in this Fourth Amendment are defined in the Agreement):

      A. Affiliate currently exercises reasonable commercial efforts to maximize the number of Service Subscribers and Gross Receipts. Such efforts currently include exhibiting in excess of four hundred (400) thirty (30)-second cross-channel promotional advertising spots (the "Cross-Channel Spots") for each month of the Term, and in excess of Two Thousand Four Hundred (2,400) thirty (30) and/or sixty (60) second promotional advertising spots for each month of the Term on Affiliate's pay-per-view preview channel (the "Preview Channel Spots"), all at no charge to Programmer. Affiliate and Programmer mutually determine in their reasonable business judgment the other Affiliate channels over which to exhibit the Cross-Channel Spots, based on whether such other channels have a likely target audience for the Service and are not channels where the Cross-Channel Spots might be objectionable to the DirecTV viewing audience. Such channel selection for the Cross-Channel Spots also is subject to third party programmers' limitations on adult-oriented promotional spots.

      B. Affiliate currently participates in and promotes at least one (1) of Programmer's national free or discounted preview promotions each calendar year of the Term.

      C. Affiliate currently promotes Programmer and the Service in each of Affiliate's monthly printed pay-per-view bill inserts at no cost to Programmer.

      D. Affiliate currently lists the program titles and program descriptions of the Service in printed and electronic program guides.

      E. Pursuant to a Merger Agreement dated as of May 29, 1998, Playboy Enterprises, Inc. has agreed to merge (the "Merger") with Spice Entertainment Companies, Inc.

      Accordingly, for good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Affiliate and Programmer hereby amend, supplement and ratify the Agreement as follows:

      1. Continuation of Efforts. Affiliate shall continue to exercise reasonably similar levels of commercial efforts to maximize the number of Service Subscribers and Gross Receipts as Affiliate currently exercises, and Affiliate agrees to perform the same type of promotional activities referred to in Paragraphs A through D above throughout the remainder of the Term; provided, however, that Affiliate shall not be obligated to exhibit in any particular month of the Term any minimum number of Cross-Channel Spots or Preview Channel Spots.

      2. Term Extension. The current Term of the Agreement hereby is extended to March 31, 2002.

      3. Revised Exhibit A. Conditioned on the consummation of the Merger on or before March 31, 1999, and further conditioned on the satisfaction of the following conditions (the "Discount Conditions") at all times during the applicable calendar month, the Exhibit A of the Agreement, "Programmer's Rate Card for Non-Hotel/Motel Distribution," hereby is amended and revised for all PPV Offerings and all Subscription Offerings transacted in a particular calendar month on or after April 1, 1999, to read as set forth in the attached Revised Exhibit A, in replacement of any other Exhibit A to the Agreement for such calendar month:

      (a) ***

      (b) Affiliate offers the Service for reception on a digital basis to a minimum of four million (4,000,000) DirecTV Subscribers who are capable of ordering the Service on both a PPV Offerings and a Subscription

----------
*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

      Offerings basis (such a DirecTV Subscriber is referred to as an "Eligible Service Customer").

      (c) Affiliate uses commercially reasonable efforts to offer the Service for reception to one hundred percent (100%) of all DirecTV Subscribers in residential households via the DBS Distribution System (subject only to, in the case of PPV Offerings, such households maintaining a land-based phone line necessary to purchase impulse pay-per-view programming), twenty-four (24) hours per day, seven (7) days per week, on both a PPV Offerings and a Subscription Offerings basis, except where not offered solely on account of obscenity concerns, or where Affiliate's distribution may be limited (in geographical scope or hours per day) in Affiliate's reasonable business judgment, based on applicable and binding state or federal law restricting distribution of "indecent" material, or otherwise pursuant to Section 17 of the Agreement.

      (d) Affiliate establishes and maintains the "Co-Op Marketing Funds" defined in Paragraph 4 below.

      4. Co-Op Marketing Funds. Commencing with Affiliate's monthly reporting period under the Agreement for the month of April 1999, Affiliate shall set aside in a separate accounting entry, a sum equal to one percent (1%) of all Gross Receipts for such monthly reporting period and all subsequent monthly reporting periods during the Term (the "Co-Op Marketing Funds"). Affiliate and Programmer agree with respect to the Co-Op Marketing Funds as follows:

      (a) The Co-Op Marketing Funds for a particular monthly reporting period shall not be included in the Gross Receipts used for calculating the applicable percentage of Gross Receipts retained by Affiliate and payable to Programmer for such monthly reporting period under the Agreement, and instead shall be treated as an "off-the-top" deduction for purposes of such calculations.

      (b) The Co-Op Marketing Funds shall be used to pay for certain marketing activities and expenditures undertaken by Affiliate and Programmer to promote the sale of the Service, such as print advertisements in program guides, customized on-air promotional advertisements, customer service representative incentive contests, sales incentive premiums, retention or promotional direct mail efforts and specific retail subscription efforts including such support for the promotions in preamble A, all as mutually determined and agreed or later confirmed in writing by Affiliate and Programmer.

      (c) Affiliate shall administer and account for the Co-Op Marketing Funds in a manner mutually acceptable to Affiliate and Programmer, but whatever portion of the aggregate Co-Op Marketing Funds that has been accrued through the monthly reporting period for the month of December (or the last month of the Term in the event of early termination of the Agreement) of a particular calendar year of the Term but that has not actually been expended as of December 31 of such calendar year of the Term (or the last month of the Term in the event of early termination of the Agreement) on mutually agreed activities (including reserves for expenses accrued prior to December 31, as mutually agreed), based on a "first in, first out" accounting basis for the expenditures, shall be liquidated and paid to Affiliate and Programmer within thirty (30) days of such December 31 or earlier termination of the Agreement, in accordance with the applicable percentage split of Gross Receipts in effect for PPV Offerings and Subscription Offerings transacted in the calendar month corresponding to the monthly reporting period for which each particular portion of unexpended Co-Op Marketing Funds was first accrued.

      (d) Thus, commencing with the monthly reporting period for January of the calendar year 2000 and each calendar year or portion thereof thereafter during the Term, the Co-Op Marketing Funds shall start new yearly accruals from a zero balance, other than mutually agreed reserves from the prior year.

      (e) In addition to the Co-Op Marketing Funds, each of Affiliate and Programmer may elect in its discretion to fund other promotional efforts in connection with the Service, through Affiliate or otherwise, during the Term.

      5. No Other Amendment or Modification. Except as specifically provided in this Fourth Amendment, the Agreement is not otherwise modified in any respect, and as so modified by this Fourth Amendment, all terms and provisions of the Agreement are ratified and confirmed and shall remain in full force and effect.

      6. Counterparts. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original, and all of such counterparts taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Affiliate and Programmer have executed this Fourth Amendment through their respective duly authorized representatives as of March 15, 1999.


      ACCEPTED AND AGREED TO:


      PLAYBOY ENTERTAINMENT GROUP, INC.   DIRECTV, INC.


       By: /s/ Douglas H. Lindquist            By: /s/ Michael Thornton
           --------------------------------        -----------------------------
           Douglas H. Lindquist                    Michael Thornton
           Executive Vice President                Vice President
           Satellite Sales and                     Program Acquisition
           International Network Operations

                      FOURTH AMENDMENT - REVISED EXHIBIT A
             PROGRAMMER'S RATE CARD FOR NON-HOTEL/MOTEL DISTRIBUTION

      Gross Receipts Split, Subject to the Discount Conditions and Co-Op Marketing Funds Allotment, as Applicable:

      Calendar Month of          Affiliate's Share of     Programmer's Share
      PPV Offering or            Gross Receipts for       of Gross Receipts for
      Subscription Offering      PPV Offerings and        PPV Offerings and
                                 Subscription Offerings   Subscription Offerings

      April 1, 1999 through      ***                      ***
      December 31, 1999.

      January 1, 2000 through    ***                      ***
      the end of the Term,
      unless the 5.5MM Bonus
      Split (as defined below)
      is applicable.

      Beginning January 1,       ***                      ***
      2001, for all calendar
      months through the
      end of the Term in
      which the average
      number of Eligible
      Service Customers for
      such calendar month
      exceeds 5,500,000
      (the Gross Receipts
      split for each such
      calendar month is
      referred to as the
      "5.5MM Bonus Split").

----------
*** Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.